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THE REPORT ON SCHEDULE AND CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Diedrich Coffee, Inc:

The audits referred to in our report dated September 6, 2002, included the related financial statement schedule as of July 3, 2002, June 27, 2001 and June 28, 2000. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 333-66744, 333-74626, 333-52190, 333-50412) of Diedrich Coffee, Inc. and subsidiaries, of our report dated September 6, 2002, relating to the consolidated balance sheets of Diedrich Coffee, Inc. and subsidiaries as of July 3, 2002 and June 27, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended July 3, 2002, and the related schedule, which reports appear in the July 3, 2002 annual report on Form 10-K of Diedrich Coffee, Inc. and subsidiaries.

Costa Mesa, California
September 30, 2002

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THE REPORT ON SCHEDULE AND CONSENT OF INDEPENDENT AUDITORS